UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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ENOVA SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)
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ENOVA SYSTEMS, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON DECEMBER 8, 2009

NOTICE IS HEREBY GIVEN that the 2009 Annual Meeting of Shareholders (the “Annual Meeting”) of Enova Systems, Inc., a California corporation, will be held on December 8, 2009 at 10:00 a.m. local time at Enova Systems, Inc.’s principal executive office, located at 1560 West 190th Street, Torrance, California 90501 for the following purposes:

1. To elect six directors to serve until the 2010 Annual Meeting of Shareholders and until their respective successors are elected and qualify from among the following nominees: Richard Davies, John J. Micek, Edwin O. Riddell, Roy Roberts, Michael Staran, and John R. Wallace.

2. To vote on ratifying the selection of PMB Helin Donovan, LLP as its independent auditors for 2009.

3. To vote on approval of a potential issuance of up to 10,347,960 shares of the common stock of the Company in accordance with a Purchase Agreement and Placing Agreement each dated October 29, 2009.

4. To transact such other business as may be properly brought before the Annual Meeting and at any postponements or adjournments thereof.

Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later postponement or adjournment, the Annual Meeting may be postponed or adjourned.

The Board of Directors has fixed the close of business on November 10, 2009 as the record date for determining the shareholders entitled to receive notice of and to vote at the Annual Meeting and at any postponements or adjournments thereof. Only holders of record of Enova Systems, Inc.’s common stock, no par value, or Preferred Stock, no par value, at that time will be entitled to receive notice of and to vote at the Annual Meeting.

All shareholders are cordially invited to attend the meeting in person. To assure your representation at the meeting, however, you are requested to authorize a proxy to vote your shares by filling in and signing the enclosed proxy card, and by mailing it promptly in the enclosed postage-prepaid envelope. You may also authorize a proxy to vote your shares electronically by following the instructions on your proxy card. Any shareholder attending the meeting may vote in person even if he or she has returned a proxy.

By Order of the Board of Directors

/s/  Michael Staran
Michael Staran, President and Chief Executive Officer
Torrance, California

November 12, 2009

IMPORTANT:

Regardless of the number of shares you own, your vote is important. Please complete, sign, date and promptly return the enclosed proxy card to vote your shares by following the instructions on your proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on December 8, 2009: The Proxy Statement and Annual Report to Security Shareholders are available at www.proxyvote.com.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Proxy Statement

This proxy statement is furnished to the shareholders of Enova Systems, Inc., a California corporation, in connection with the solicitation of proxies by our Board of Directors for use at our 2009 Annual Meeting of Shareholders to be held on Tuesday, December 8, 2009 at 10:00 a.m. local time at the Enova Systems principal executive office, located at 1560 West 190th Street, Torrance, California 90501 and at any and all adjournments of the Annual Meeting. Directions to our office may be obtained by calling us at the following telephone number: (310) 527-2800 ext. 118. This proxy statement and the accompanying Notice of Annual Meeting and proxy card are first being sent to shareholders on or about November 16, 2009.

Please mark, date, sign and return the enclosed Proxy in the accompanying postage-prepaid, return envelope as soon as possible so that, if you do not attend the Annual Meeting, your shares may be voted.

Record Date and Voting

The close of business on November 10, 2009 has been fixed as the record date for determining the holders of shares of common stock, Series A Preferred Stock, and Series B Preferred Stock of Enova Systems entitled to notice of and to vote at the Annual Meeting. As of the close of business on the record date, there were 21,012,565 shares of common stock, 2,652,159 shares of Series A Preferred Stock, and 546,166 shares of Series B Preferred Stock, outstanding and entitled to vote at the Annual Meeting. The common stock, Series A Preferred Stock and Series B Preferred Stock will vote together as a single class on all matters voted on at the Annual Meeting.

Each outstanding share of common stock on the record date is entitled to one vote, each outstanding share of Series A Preferred Stock on the record date is entitled to 1/45 or 2.22% of one vote, and each outstanding share of Series B Preferred Stock on the record date is entitled to 2/45 or 4.44% of one vote on all matters voted on at the Annual Meeting. The conversion ratio for the preferred stock reflects anti-dilution provisions to account for the 1:45 reverse stock-split that our common stock underwent on July 20, 2005. On a converted basis therefore, the Series A Preferred Stock holds the voting power of 58,937 shares of common stock and the Series B Preferred Stock holds the voting power of 24,274 shares of common stock. Including the preferred stock on an as converted basis together with the 21,012,565 shares of common stock, the total voting shares entitled to vote on the record date was 21,095,776 shares.

The presence at the Annual Meeting of a majority of the shares of common stock, Series A Preferred Stock, and Series B Preferred Stock of Enova Systems in the aggregate on an as converted basis, or approximately 10,547,889 of these shares on an as converted basis either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

Abstentions and “broker non-votes” will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting. A “broker non-vote” refers to a share represented at the Annual Meeting which is held by a broker or other nominee who has not received instructions from the beneficial owner or person entitled to vote such share and with respect to which, on one or more but not all proposals, such broker or nominee does not have discretionary voting power to vote such share. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting, and each is tabulated separately. However, broker non-votes are not counted for purposes of determining the number of votes cast with respect to a particular proposal. In determining whether a proposal (other than the election of directors) has been approved, abstentions are counted as votes against the proposal and broker non-votes are not counted as votes for or against the proposal.

With respect to the election of directors (Proposal 1), the six nominees receiving the highest number of affirmative votes of the common stock, Series A Preferred Stock (as converted), and Series B Preferred Stock (as converted), present and voting together as a single class at the meeting, either in person or by proxy, will be declared elected. The affirmative vote of a majority of the shares of common stock, Series A Preferred Stock (as converted), and Series B Preferred Stock (as converted), present and voting together as a single class at the meeting, either in person or by proxy, is required for approval of Proposal 2 (ratification of independent auditors). With respect to

Proposal 3 (approval of the potential issuance of shares of the common stock of the Company in accordance with a Purchase Agreement and Placing Agreement dated October 29, 2009), the affirmative vote of a majority of the votes cast by the holders of shares of common stock, Series A Preferred Stock (as converted) and Series B Preferred Stock (as converted), voting together as a single class, present or represented at the meeting and entitled to vote, is required for approval.

Cumulative voting may be used in the election of directors. Under cumulative voting, each holder of common stock, Series A and Series B Preferred Stock may cast for a single candidate, or distribute among the candidates as such holder chooses, a number of votes equal to the number of candidates (six at this Annual Meeting) multiplied by the number of votes to which holders’ shares are entitled. Cumulative voting will apply only to those candidates whose names have been placed in nomination prior to voting. No shareholder shall be entitled to cumulate votes unless the shareholder has given notice at the meeting, prior to the voting, of the shareholder’s intention to cumulate the shareholder’s votes. If any one shareholder gives such notice, all shareholders may cumulate their votes for candidates in nomination, except to the extent that if a shareholder withholds votes from the nominees. The proxy holders named in the accompanying form of proxy, in their sole discretion, will vote such proxy for, and, if necessary, exercise cumulative voting rights to secure the election of the nominees listed below as directors of Enova Systems.

If a properly signed proxy is submitted but not marked as to a particular item, the proxy will be voted FOR the election of the six nominees for director of Enova Systems named in this proxy statement; FOR the ratification of the selection of PMB Helin Donovan LLP as its independent auditors for 2009; and FOR the issuance of up to 10,347,960 shares of the Company’s common stock in accordance with a Purchase Agreement and Placing Agreement dated October 29, 2009.

The Board of Directors does not know of, and it is not anticipated that, any matters other than those set forth in the proxy statement will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in the discretion of the proxy holders.

An automated system administered by our transfer agent will tabulate votes of the holders of common stock, Series A and Series B Preferred Stock cast by proxy. An employee of Enova Systems will tabulate votes cast in person at the Annual Meeting.

Solicitation

You may submit your proxy by signing your proxy card and mailing it in the enclosed, postage-prepaid and addressed envelope. For shares you hold beneficially in street name, you may sign the voting instruction card included by your broker or nominee and mail it in the envelope provided.

The solicitation of proxies will be conducted by mail and Enova Systems will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of Enova Systems common stock or preferred stock. We may conduct further solicitation personally, telephonically, by facsimile or by other electronic or written means through our officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

Revocability of Proxy

You may change your proxy instructions at any time prior to the vote at the Annual Meeting. For shares held directly in your name, you may do this by granting a new proxy, by filing a written revocation with the Secretary of Enova Systems, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting without further action will not cause your previously granted proxy to be revoked. You may change your proxy instructions for shares you beneficially own by submitting new voting instructions to your broker or nominee.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors currently consists of eight members. Our Bylaws provide that the size of the Board shall be not less than six members nor more than nine members. Pursuant to our Bylaws, the Board of Directors has amended the Bylaws to establish (within such limits), the authorized number of directors at six, such amendment to be effective with the Annual Meeting. Six nominees will stand for election at the Annual Meeting and if elected will serve until the 2010 Annual Meeting of Shareholders and until their successors are elected and qualify. The following six individuals have been nominated to serve as directors: Michael E. Staran, John J. Micek, Edwin O. Riddell, Roy S. Roberts, John R. Wallace, and Richard Davies. These six nominees currently serve on the Board. Each of the existing Board members was elected at our prior annual meeting in May 2008.

The Board anticipates that each of the six nominees, if elected, will serve as Director. In the unexpected event a nominee is unable or declines to serve as a Director at the time of the Annual Meeting, the shares of common stock, Series A preferred stock and Series B preferred stock represented by the enclosed proxy may (unless such proxy contains instructions to the contrary) be voted for such other person or persons as may be determined by the holders of such proxies.

Information Regarding Nominees

Richard Davies.  Mr. Davies, age 41, was elected to the Board of Directors in May 2008. Since 2007, he has served as Managing Director of investments for Jagen Pty Ltd. Prior to that appointment, he managed the listed equity investments of Jagen Ptd Ltd. since 2003. Between 2001 and 2003, Mr. Davies co-founded Kicap Management, a global long short equity hedge fund. Between 1998 and 2001, Mr. Davies worked for Tiger Management as an analyst of telecom and media industries. In addition to his experience as a portfolio manager and analyst, Mr. Davies between 1992 and 1996 practiced as an attorney with Baker & McKenzie in Hong Kong and Melbourne, Australia and then with Freehill, Hollingdale & Page in Melbourne and Sydney, Australia. In 1992, Mr. Davies graduated from Monash University with a Bachelor of Law (Honors) and Bachelor of Economics. He also earned an MBA (Honors) from Columbia Business School.

John J. Micek.  Mr. Micek, age 57, was re-appointed to the Board of Directors in 2007. He previously served on the Board between April 1999 and July 2005. Since 2000, Mr. Micek has been Managing Director of Silicon Prairie Partners, LP, a Palo Alto, California-based family-owned venture fund. He also is admitted to practice law in California and his prior practice focused on financial services. Mr. Micek currently actively serves on the Board of Directors of Armanino Foods of Distinction, UTEK Corporation, and JAL/Universal Assurors. During the past five years, he has served on the Board of Directors of Benda Pharmaceutical, Wherify Wireless, and ExchangeBlvd.com. Mr. Micek is a cum laude graduate of Santa Clara University and the University of San Francisco School of Law, where he was Senior Articles Editor of the Law Review.

Edwin O. Riddell.  Mr. Riddell, age 67, has served on the Board of Directors since 1995. He also served as our President and Chief Executive Officer from August 20, 2004 until his retirement effective August 28, 2007. Between 1999 and 2004, Mr. Riddell was President of CR Transportation Services, a consultant to the electric and hybrid vehicle industry. From 1992 to 1999, Mr. Riddell was Product Line Manager of the Transportation Business Unit at the Electric Power Research Institute, and from 1985 until 1992, he served with the Transportation Group, Inc. as Vice President of Engineering, working on electrically driven public transportation systems. From 1979 to 1985, Mr. Riddell was Vice President, General Manager and COO of Lift-U, Inc., a manufacturer of handicapped wheelchair lifts for the transit industry. He has also worked with Ford, Chrysler, and General Motors in the area of auto design, and as a member of senior management for a number of public transit vehicle manufacturers. Mr. Riddell served as a member of the American Public Transportation Association’s (APTA) Member Board of Governors for over 15 years, and served on APTA’s Board of Directors. Mr. Riddell was also Managing Partner of the U.S. Advanced Battery Consortium. He also serves on the Electric Drive Association Board of Directors.

Roy S. Roberts.  Mr. Roberts, age 70, was appointed to the Board of Directors in 2008. He has served as Managing Director of Reliant Equity Investors, a venture capital firm, since September 2000. Mr. Roberts retired from General Motors in 2000. At the time of his retirement, he was Group Vice President for North American

Vehicle Sales, Service and Marketing of General Motors Corporation, having been elected to that position in October 1998. Prior to that time, he was Vice President and General Manager in charge of Field Sales, Service and Parts for the Vehicle Sales, Service and Marketing Group from August 1998 to October 1998, General Manager of the Pontiac-GMC Division between 1996 and 1998, and General Manager of the GMC Truck Division between 1992 and 1996. Mr. Roberts first joined General Motors Corporation in 1977 and became a corporate officer of General Motors Corporation in 1987. He was named 1996 Executive of the Year by Black Enterprise magazine and 1997 Executive of the Year by African Americans on Wheels magazine. Mr. Roberts earned a bachelor’s degree from Western Michigan University. He also received honorary doctorate degrees from Florida A&M University and Grand Valley State College. He previously served as on the Board of Directors for Morehouse School of Medicine, the United Negro College Fund, the National Urban League, and as president and on the National Board of Directors for the Boy Scouts of America. He currently serves as a director of Burlington Northern Santa Fe Corporation and Abbott Laboratories, and as Trustee Emeritus at Western Michigan University.

Michael Staran.  Mr. Staran, age 48, was appointed to the Board of Directors in 2007. He currently serves as our President and Chief Executive Officer. Mr. Staran became our Chief Executive Officer effective August 28, 2007. He previously had served as President and Chief Operating Officer since June 26, 2007 and Executive Vice President since November 17, 2006. He also acted as a consultant for Enova Systems from November 2004 through February 2005 when he was hired by us as Director of Sales and Marketing. Mr. Staran has over 25 years of experience in business development, product management, sales and marketing, and engineering. Prior to joining us in 2006, he had served since 1998 as President of Effective Solutions People LLC providing specialized consulting to the OEM supplier segment. His affiliations and work history range from companies such as Ford, General Motors and DaimlerChrysler to suppliers such as Johnson Controls Inc. and Decoma International (a division of Magna International) where he was vice president of sales and marketing for 13 years. Mr. Staran holds a Bachelor of Science degree in Mechanical Engineering with a minor in Mathematics from Lawrence Institute of Technology in Southfield Michigan. Mr. Staran has developed three patented mechanical designs within the automotive components sector.

John R. Wallace.  Mr. Wallace, age 61, was elected to the Board of Directors in 2002 and was elected Chairman of the Board of Directors on August 22, 2008. Since November of 2005, he has held the position of CEO, Xantrex Technology, Inc. based in Burnaby, B.C. Canada. He also has been a member of the Xantrex Board of Directors since 2003. From 2002 to 2005, Mr. Wallace worked independently as a consultant in the alternative energy sector. Prior to working as a consultant, Mr. Wallace served in various capacities at Ford Motor Company from 1988 until his retirement in 2002. He served as Director of Ford’s Electronic Systems Research Laboratory, Research Staff, from 1988 through 1990. He then worked in Ford’s alternative fuel vehicle programs, serving first as Director of Technology Development Programs then as Director of Electric Vehicle Programs, Director of Alternative Fuel Vehicles, and finally Director of Environmental Vehicles. Prior to joining Ford Research Staff, he was president of Ford Microelectronics, Inc., in Colorado Springs. Mr. Wallace has been past Chairman of the Electric Vehicle Association of the Americas, past Executive Director and Chairman of the Board of Directors of TH!NK Nordic, past chairman of the United States Advanced Battery Consortium, and past Chairman of the California Fuel Cell Partnership. His other experience includes work as program manager with Intel Corporation. He also served as Director, Western Development Center, for Perkin-Elmer Corporation and as President of Precision Microdesign, Inc.

There is no family relationship between any director, nominee, or executive officer of Enova Systems.

Required Vote and Recommendation

The holders of the common stock, Series A Preferred Stock (as converted), and Series B Preferred Stock (as converted), voting together as a single class, are entitled to elect the members of the Board.

Our Bylaws provide that every shareholder entitled to vote shall have the right to cumulate the holder’s votes and give one candidate a number of votes equal to the number of directors to be elected, multiplied by the number of votes to which the holder’s shares are entitled. To do so, the names of the candidate or candidates for whom the shareholder votes have been placed in nomination prior to the voting and at least one shareholder has given notice at the meeting prior to the voting of an intention to cumulate votes.

The six nominees receiving the most votes (providing a quorum is present) will be elected as directors. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will count towards the presence of a quorum. Properly executed and unrevoked proxies will be voted FOR the nominees set forth in Proposal 1 unless contrary instructions or an abstention are indicated in the proxy. The proxy holders named in the accompanying form of proxy, in their sole discretion, will if necessary, exercise cumulative voting rights to secure the election of the nominees.

The Board of Directors unanimously recommends a vote FOR each and all of the nominees.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC AUDITORS

The Board recommends that the shareholders ratify the Audit Committee’s selection of PMB Helin Donovan LLP as the principal registered independent auditors of Enova Systems for fiscal year 2009. PMB Helin Donovan LLP served as our registered independent auditor at the conclusion of each of our three most recently completed fiscal years. A representative of PMB Helin Donovan LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions.

Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of PMB Helin Donovan LLP to our shareholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Enova Systems and our shareholders.

Required Vote and Recommendation

The affirmative vote of the holders of a majority of the shares of the common stock, Series A Preferred Stock (as converted), and Series B Preferred Stock (as converted), voting together as a single class, present or represented by proxy at the Annual Meeting, is required to ratify the selection of PMB Helin Donovan. Accordingly, abstentions and broker non-votes will have no effect on the outcome of the vote, although they will count towards the presence of a quorum. Proxies will be voted FOR ratifying the selection of PMB Helin Donovan LLP as our independent auditors for fiscal year 2009 unless contrary instructions are set forth on the enclosed proxy card.

The Board of Directors unanimously recommends a vote FOR the ratification of the selection of PMB Helin Donovan LLP as Enova Systems’ independent auditors for fiscal year 2009.

PROPOSAL 3

APPROVAL OF THE POTENTIAL ISSUANCE OF SHARES
OF COMMON STOCK TO BE SOLD IN ACCORDANCE WITH
A PURCHASE AGREEMENT AND PLACING AGREEMENT
EACH DATED OCTOBER 29, 2009

As more particularly described below, on October 29, 2009, the Company entered into a Purchase Agreement (the “Purchase Agreement”) with a number of institutional investors for the sale of shares in the United States and a Placing Agreement (the “Placing Agreement” and, collectively with the Purchase Agreement, the “Agreements”) for the sale of shares outside the United States, pursuant to which the Company agreed to sell an aggregate of 10,347,960 shares of common stock for an aggregate cash purchase price of approximately $10,347,960.

After giving effect to such issuance, there will be 31,360,525 shares of common stock outstanding, representing an increase of approximately 49.2% of the outstanding shares of common stock. As described more fully below, the NYSE Amex rules require shareholder approval for the issuance of the common stock pursuant to the Agreements. Both of the Agreements require shareholder approval of the issuance of such shares in accordance with the NYSE Amex rules. As a result, the Company is seeking the approval of the issuance of the shares of common stock at the meeting.

As a condition to the closing of the transactions contemplated under the Purchase Agreement and the Placing Agreement, the shares subject to those agreements must be approved for listing on NYSE Amex. The NYSE Amex rules require shareholder approval of certain stock issuances or potential stock issuances that equal or exceed 20% of the outstanding common stock. Thus, in order to meet the Company’s obligations under the Purchase Agreement and the Placing Agreement, as well as the NYSE Amex rules, the Company is seeking the approval of the issuance of all such 10,347,960 shares of common stock pursuant to this Proxy Statement.

The transactions contemplated by the Agreements will not result in a change of control of the Company.

This Proxy Statement does not constitute an offer of any securities for sale. The securities to be sold pursuant to the Agreements have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Need for Additional Financing

The board and executive management have reviewed the business strategy of the Company and have determined that the current fundraise is necessary to support the working capital needs of the Company.

Purchase Agreement

On October 29, 2009, Enova entered into the Purchase Agreement with eight institutional investors, including Silicon Prairie Partners, LLP (an affiliate of one of our Directors, John Micek) (collectively, the “Investors”), pursuant to which the Investors have agreed to purchase 9,024,960 shares of Common Stock (“Investor Shares”) for an aggregate purchase price of $9,024,960.

The closing of the sale of the Investor Shares offering is contingent on, among other things, the approval by the shareholders of the Company of the issuance of the common stock pursuant to the Agreements in accordance with NYSE Amex rules.

In connection with the offering, a finder’s fee of 7% on up to $1,750,000 of gross proceeds under the Purchase Agreement will be paid by the Company.

Under the terms of the Purchase Agreement, Enova is obligated to enter into a Registration Rights Agreement with each of the Investors no later than the closing of the sale of the Investor Shares. The Registration Rights Agreement will require the Company to file with the SEC a registration statement to cover the resale of the Investor Shares covered by the Registration Rights Agreement no later than thirty days of the closing of the sale of the Investor Shares. If such registration statement is not filed with the SEC on a timely basis, is not declared effective within the time periods specified in the Registration Rights Agreement or, after having been declared effective, is not available for sales of the Investor Shares for any reason (with certain limited exceptions), then the Company is required to pay the Investors, as liquidated damages, monetary penalties of 1.5% of the amount invested for each 30-day period (or pro rata portion thereof) during which such failure continues. The Registration Rights Agreement will not be applicable to the shares to be sold pursuant to the Placing Agreement.

The Investor Shares are expected to be sold in a transaction exempt from the registration requirements under Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof and in reliance upon Rule 506 of Regulation D promulgated by the SEC.

As noted above, Silicon Prairie Partners, LLP is an affiliate of John Micek. That entity has agreed to purchase $100,000 of the Investor Shares pursuant to the terms of the Purchase Agreement. Mr. Micek is currently the beneficial holder of 79,584 shares of our common stock.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement are summaries only and are qualified by the terms of those agreements. A copy of each of those agreements was filed with the SEC on October 30, 2009 as exhibits 99.1 and 99.2 to the Company’s Current Report on Form 8-K with date of earliest event reported being October 29, 2009.

Placing Agreement

On October 29, 2009, the Company entered into the Placing Agreement to which Investec Bank (UK) Limited (“Investec”) is acting as Enova’s agent to use its reasonable endeavors to procure subscribers for 1,323,000 shares of the Common Stock (the “Placing Shares”) at 62.5 Pence (the “Placing Price”), or approximately the equivalent of $1.00 (U.S. Dollars) per share as of such date based on the exchange rate on October 29, 2009 as reported by Fidessa. The Placing Price will remain at this fixed Pence per share price. The actual amount per share in US Dollars will be determined based upon the conversion rate in effect as of the closing. Investec, on behalf of Enova, has conditionally placed the Placing Shares with three institutional investors at the Placing Price to raise $1,323,000 (U.S. Dollars) in gross proceeds (subject to adjustment as described above based on the conversion rate as of the closing).

Investec will earn a selling commission of 7% of the proceeds from the offering under the Placing Agreement.

The placing and the subscription for the Placing Shares are conditional upon, among other things, the Company having received written confirmation from the NYSE Amex that the Placing Shares will be listed on NYSE Amex by 4:00 p.m. (London time) on December 14, 2009 (or such later date as the Company and Investec may agree, but in any event not later than 4:00 p.m. (London time) on December 30, 2009) and admission to trading of the Placing Shares on the London Stock Exchange AIM Market, by not later than 8:00 a.m. on December 15, 2009 (or such later date as the Company and Investec may agree, but in any event not later than 8:00 a.m. on December 31, 2009) and the receipt of no less than $8,424,960 (U.S. Dollars) in respect of the sale of the Investor Shares.

The Placing Shares to be sold pursuant to the Placing Agreement will not have been registered under the Securities Act and there is no obligation on the part of the Company to so register such shares.

The offer and sale of the Placing Shares will be made pursuant to Regulation S under the Securities Act. Among other things, each investor purchasing Placing Shares in the offering will represent that the investor is not a United States person as defined in Regulation S. In addition, neither Enova nor Investec has conducted or will conduct any selling efforts directed at the United States in connection with the offering. All Placing Shares to be issued in the offering will include a restrictive legend indicating that the shares are being issued pursuant to Regulation S under the Securities Act and are deemed to be “restricted securities.” As a result, the purchasers of such shares will not be able to resell the shares unless, in accordance with Regulation S, pursuant to a registration statement or upon reliance of an applicable exemption from registration under the Securities Act.

The foregoing description of the Placing Agreement is a summary only and is qualified by the terms of that agreement. A copy of the Placing Agreement was filed with the SEC on October 30, 2009 as exhibit 99.3 to the Company’s Current Report on Form 8-K with date of earliest event reported being October 29, 2009.

NYSE Amex Shareholder Approval Requirement

NYSE Amex Rule Section 713 requires for the listing of shares shareholder approval of issuances or potential issuances of common stock sold in private transactions if the number of shares sold is equal to or exceeds 20% or more of presently outstanding stock and the price per share is less than the greater of book value or market value of the common stock.

The Company currently has 21,012,565 shares outstanding and the issuance of the additional 10,347,960 shares will increase the outstanding shares to 31,360,525 shares, representing an increase of 49.2% in the number of shares outstanding. As of the date that the Agreements were entered into, the per share purchase price for the shares was less than the greater of book value or market value of the common stock. Accordingly, pursuant to NYSE Amex Rule 713, the proposed issuance of the shares pursuant to the Agreements must be approved by the Company’s shareholders. If the shareholders do not approve Proposal 3 by the vote required under NYSE Amex rules, the Company will not be able to complete the sale of all 10,347,960 shares pursuant to the Agreements.

Notwithstanding shareholder approval of Proposal 3, the listing on the NYSE Amex of any of the shares that we may issue following such shareholder approval will be subject to NYSE Amex’s review related to our compliance with the listing rules. Furthermore, shareholder approval does not obviate the need for compliance with the requirements of the Exchange Act or other NYSE Amex requirements.

If Proposal 3 is approved at our 2009 Annual Meeting, we will not need to solicit further authorization for the issuance of any of these securities by a vote of our shareholders prior to such issuance.

Use of Proceeds

The Company intends to utilize all of the proceeds from the sale of Investor Shares and Placing Shares for working capital and general corporate purposes, including funding of its strategic operating plan and the completion of key product development initiatives.

Effects of Issuance on Existing Shareholders

If Proposal 3 is approved and we issue the shares of common stock under the Agreements and the purchase price is less than the greater of book value or market value of the common stock as of the date of the closing, our existing shareholders will incur dilution of their interests, which dilution may be significant. Additionally, because the proposed purchase price under the Purchase Agreement and the Placing Agreement is less than the greater of book value or market value of the common stock as of October 29, 2009, such purchase price could depress the market price for our common stock.

If Proposal 3 is approved and we issue additional shares of our common stock, it is anticipated that certain of the Investor Shares will be registered for resale as provided in the Registration Rights Agreement. Even if not so registered, some or all of those shares may become eligible for sale in the public markets after expiration of the six-month holding period required under Rule 144 of the Securities Act. The Placing Shares are anticipated to be admitted for trading on the London Stock Exchange AIM Market. The Placing Shares may become saleable in the United States pursuant to a registration statement or in reliance upon an applicable exemption from registration under the Securities Act. Any such sales, or the anticipation of the possibility of such sales, could represent an overhang on the market and could depress the market price of our common stock.

Although Proposal 3 and the sale of shares pursuant to the Agreements are not part of a plan by the Board of Directors to adopt a series of anti-takeover measures, the issuance of such shares of common stock could have an anti-takeover effect because it may make it more difficult for, or discourage an attempt by, a party to obtain control of the Company by tender offer or other means. These shares of common stock, if and when issued, will increase the number of shares entitled to vote, increase the number of shares held by certain inside investors that may participate in any offering of the shares and dilute the interest of a party attempting to obtain control of the Company. The Board of Directors does not have any knowledge of any effort by any person to accumulate our securities or obtain control of Enova by any means.

Because the sale of shares pursuant to both the Purchase Agreement and the Placing Agreement are subject to various conditions, there is no assurance that the transactions contemplated by either of those agreements will be successfully completed.

Required Vote; Recommendation

The proposal to issue up to an additional 10,347,960 shares of common stock pursuant to the Agreements requires the affirmative vote of at least a majority of the votes cast by the holders of shares of common stock, Series A Preferred Stock (as converted), and Series B Preferred Stock (as converted), voting together as a single class, present or represented at the meeting and entitled to vote. Accordingly, abstentions and broker non-votes will have no effect on the outcome of the vote, although they will count towards the presence of a quorum. Proxies will be voted FOR Proposal 3 unless contrary instructions are set forth on the enclosed proxy card.

The Board of Directors unanimously recommends a vote FOR approval of the potential issuance of 10,347,960 shares of common stock to be sold pursuant to the Purchase Agreement and the Placing Agreement.

CORPORATE GOVERNANCE AND RELATED MATTERS

Code of Ethics

Enova Systems has adopted a “Code of Ethics For Officers, Directors, and Employees” consistent with Securities and Exchange Commission (SEC) rules requiring a Code of Ethics and the NYSE Amex rules requiring a Code of Conduct and Ethics. It applies to our Board of Directors, Chief Executive Officer, Chief Financial Officer and principal accounting officer, and employees. A copy of the Code of Ethics for Officers, Directors, and Employees may be obtained free of charge by writing to Enova Systems, Inc., 1560 West 190th Street, Torrance, California 90501, Attention: Chief Financial Officer or by accessing the “Investor Relations” section of our website (www.enovasystems.com). To the extent required by the rules of the Securities and Exchange Commission (SEC) and the NYSE Amex, we will post on our website any amendments and waivers relating to our code of ethics.

Board of Directors and its Committees

The Board of Directors currently consists of eight directors. The minimum and maximum number of Directors under our Bylaws is six and nine members. Pursuant to our Bylaws, the Board of Directors has amended the Bylaws to establish (within such limits) the authorized number of directors at six, such amendment to be effective with the Annual Meeting.

The Board of Directors has determined that at least 50% of its current members are “independent” within the meaning of NYSE Amex rules as applicable to a smaller reporting company. Specifically, Messrs. Ahlstrom, Currie, Davies, Micek, Roberts and Wallace are independent.

The Board met six times during 2008. The Board schedules regular executive sessions at each of its meetings in which non-employee directors meet without management participation. In addition, at least once each year the independent directors meet without non-independent director participation. Each of the directors attended at least 75% of the total number of meetings of the Board and meetings of the committees of the Board of which he was a member. The policy of the Board is that all directors should attend annual meetings of shareholders. All Board members attended the Annual Meeting held in May 2008.

Audit Committee.  The Board of Directors has established an Audit Committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The current members of this committee are Messrs. Micek (Chair), Roberts, and Ahlstrom. Although there presently are three members of the Audit Committee, NYSE Amex rules permit us, as a smaller reporting company, to have only two members of the audit committee. The Board has determined that the members of the Audit Committee are “independent” under the rules of the SEC and the NYSE Amex. In addition to being independent, Mr. Micek has been determined by the Board to be an “audit committee financial expert” as defined by the SEC and the NYSE Amex. Mr. Micek’s designation by the Board as an “audit committee financial expert” is not intended to be a representation that he is an expert for any purpose as a result of such designation, nor is it intended to impose on him any duties, obligations or liability that are greater than the duties, obligations or liability imposed on him as a member of the Audit Committee and the Board in the absence of such designation. Additionally, his designation as an “audit committee financial expert” does not affect the duties, obligations or liability of any other member of the Audit Committee.

The Audit Committee, among other functions, has the sole authority to appoint and replace the independent auditors, is responsible for the compensation and oversight of the work of the independent auditors, reviews the results of the audit engagement with the independent auditors, and reviews and discusses with management and the independent auditors quarterly and annual financial statements and major changes in accounting and auditing principles. The Audit Committee met four times during 2008. The Board has adopted a written charter for the Audit

Committee. The Audit Committee charter may be obtained free of charge by writing to Enova Systems, Inc., 1560 West 190th Street, Torrance, California 90501, Attention: Chief Financial Officer or by accessing the “Investor Relations” section of our website (www.enovasystems.com). The Report of the Audit Committee is provided below.

Compensation Committee.  The Board of Directors has established a Compensation Committee. The current members of this committee are Messrs. Ahlstrom (Chair), Currie and Wallace. The Compensation Committee Charter requires a minimum of two members be appointed to the Compensation Committee from the Board of Directors. The Board has determined that Messrs. Ahlstrom, Currie and Wallace are “independent” members of the Compensation Committee under the rules of the NYSE Amex. In addition, the compensation of our executive officers has always been ratified by a majority of the independent members of our Board.

The Compensation Committee, among other functions, reviews and recommends compensation structures, programs and amounts, and establishes corporate and management performance goals and objectives. The determinations of the Compensation Committee typically are ratified by the full Board of Directors, including a majority of independent directors. In performing its functions with respect to management and employees, the Compensation Committee may rely upon the recommendations of or delegate authority to our Chief Executive Officer. The Compensation Committee met three times during 2007 and two times during 2008. The Board has adopted a written charter for the Compensation Committee. A copy of the Compensation Committee charter may be obtained free of charge by writing to Enova Systems, Inc., 1560 West 190th Street, Torrance, California 90501, Attention: Chief Financial Officer or by accessing the “Investor Relations” section of our website (www.enovasystems.com).

Nominating and Governance Committee.  The Board of Directors has established a Nominating and Governance Committee (the “Nominating Committee”). The current members of this committee are Messrs. Davies (Chair), Wallace and Roberts. The Board has determined that the members of the Nominating Committee are “independent” under the rules of the NYSE Amex. The primary purpose of the Nominating Committee is to assist the Board of Directors in identifying individuals qualified to become Board members and to recommend to the Board of Directors individuals to be nominees for election as directors to the Company. The general purpose of the Nominating Committee is to review and evaluate corporate governance provisions applicable to the Board of Directors and the Company. The Nominating Committee met three times in 2008. The Board has adopted a written charter for the Nominating Committee. A copy of the Nominating Committee charter may be obtained free of charge by writing to Enova Systems, Inc., 1560 West 190th Street, Torrance, California 90501, Attention: Chief Financial Officer or by accessing the “Investor Relations” section of our website (www.enovasystems.com).

Consideration of Director Nominees

In evaluating and determining whether to recommend a person as a candidate for election as a director, the Nominating Committee considers the person’s qualities and skills, which include business and professional background, history of leadership or contributions to other organizations, function skill set and expertise, general understanding of marketing, finance, accounting and other elements relevant to the success of a publicly-traded company in today’s business environment, and service on other boards of directors. There are no specific minimum qualifications for nominees. The Nominating Committee may employ a variety of methods for identifying and evaluating nominees for director. The Nominating Committee may assess the size of the Board, the need for particular expertise on the Board, the upcoming election cycle of the Board and whether any vacancies are expected, due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the Nominating Committee will consider various potential candidates for director which may come to the Nominating Committee’s attention through current Board members, professional search firms, shareholders or other persons. No fees were paid to any third party to identify or evaluate potential nominees for inclusion in this proxy statement.

In exercising its function of recommending individuals for nomination by the Board for election as directors, the Nominating Committee considers nominees recommended by shareholders. The Nominating Committee will consider candidates recommended by shareholders under the criteria summarized above. The Nominating Committee will make an initial analysis of the qualities and skills of any candidate recommended by shareholders or others pursuant to the criteria summarized above to determine whether the candidate is suitable for service on our

Board before deciding to undertake a complete evaluation of the candidate. If any materials are provided by a shareholder or professional search firm in connection with the nomination of a director candidate, such materials are forwarded to the Nominating Committee as part of its review. The same identifying and evaluating procedures apply to all candidates for director nomination, including candidates submitted by shareholders. There have been no material changes to the procedures by which shareholders may recommend nominees since our prior annual meeting in May 2008.

If you would like the Nominating Committee to consider a prospective candidate, please submit the candidate’s name and biographical description to: Enova Systems, Inc., 1560 West 190th Street, Torrance, California 90501, Attention: Corporate Secretary.

Contacting the Board

You may contact any of our directors, or our independent directors as a group, by writing to them c/o Enova Systems, Inc., 1560 West 190th Street, Torrance, California 90501, Attention: Corporate Secretary. Your letter should clearly specify the name of the individual director or group of directors to whom your letter is addressed. Any communications received in this manner will be forwarded to the appropriate director(s) as addressed, except for solicitations or other matters unrelated to our company.

Director Compensation

The table below summarizes the total compensation we paid to our non-employee Directors for the fiscal year ended December 31, 2008:

Director Compensation

					Nonqualified
				Nonequity	Deferred
	Fees Earned	Stock		Incentive Plan	Compensation	All Other
Non-Executive	or Paid in	Awards	Option	Compensation	Earnings	Compensation
Director Name	Cash ($)	($)(E)	Awards ($)	($)	($)	($)	Total ($)

Bjorn Ahlstrom	$23,000	$27,000	—	—	—	—	$50,000
Malcolm Currie	$18,000	$27,000	—	—	—	—	$45,000
Donald Dreyer(A)	$4,000	$6,000	—	—	—	—	$10,000
Richard Davies(B)	$—	—	—	—	—	—	—
John Micek	$18,000	$27,000	—	—	—	—	$45,000
Anthony Rawlinson(C)	$4,000	$6,000	—	—	—	—	$10,000
Edwin Riddell	$22,000	$27,000	—	—	—	—	$49,000
Roy Roberts	$14,000	$15,000	—	—	—	—	$29,000
John Wallace(D)	$18,000	$27,000	—	—	—	—	$45,000

(A)	Mr. Dreyer resigned from his position as Director effective May 8, 2008.

(B)	Mr. Davies elected not to receive compensation for his services in the year ended December 31, 2008.

(C)	Mr. Rawlinson resigned his position as Chairman of the Board effective April 23, 2008.

(D)	Mr. Wallace was elected as Chairman of the Board on August 22, 2008 and has served on the Board of Directors since 2002.

(E)	Stock awards issued to directors as compensation for services are valued at issuance in accordance with FAS 123R.

During 2008, we issued, or accrued for issuance, an aggregate of 152,311 shares of common stock to the non-executive board directors. Board compensation for outside Directors is made in accordance with standards that were originally implemented in September 1999. The current provisions of the Board compensation, as effective since the second quarter of 2008, provides that each Director receive quarterly compensation at a flat rate of $5,000 in cash and $7,500 in stock valued as of the closing prices of our common stock on the last day of the quarter in which the meeting is held. The flat rate is not dependent on the amount or type of services performed by the Directors. In

February 2006, the Board increased the compensation paid to members of the Board who serve on our audit committee to provide additional compensation of $2,500 per quarter for the chairman of the audit committee and $1,250 per quarter for other members of the audit committee. All Directors are also reimbursed for out-of-pocket expenses incurred in connection with attending Board and committee meetings.

EXECUTIVE OFFICERS

We currently have three executive officers.

Michael Staran.  Please see “Information Regarding Nominees” above for a biographical discussion of Mr. Staran, our President and Chief Executive Officer

Jarett Fenton.  Mr. Fenton, age 33, has served as our Chief Financial Officer since February 5, 2007. He previously served from March 2003 through February 2007 as the Chief Executive of the Clarity Group, a company he founded to provide SEC reporting and corporate compliance consultancy. From September 1998 to March of 2003, Mr. Fenton worked as a Senior Associate in the Middle Market practice of PricewaterhouseCoopers in the Orange County, CA office where he facilitated audit engagements, worked on SEC reporting issues, controls assessments, client reporting, financial guidance interpretation and staff development. Mr. Fenton has a B.A. in Business Economics with an emphasis in Accounting from the University of California at Santa Barbara and is a Certified Public Accountant in the State of California.

John Mullins.  Mr. Mullins, age 45, joined Enova Systems on December 12, 2007 as Director of Supply Chain Management and was promoted to Chief Operating Officer on October 22, 2009. Mr. Mullins has 20 years operations related management experience, 11 based outside the United States. From September 2006 to October 2007, Mr. Mullins served as COO/VP Operations for American Racing, an automotive supply company. From September 2004 to July 2006, Mr. Mullins served as SBU global General Manager of Ingersoll-Rand’s industrial tool and pump business based in Shanghai, China. Prior to that, Mr. Mullins served as General Manager of TRW Automotive’s North American aftermarket business from June 2000 to July 2002.

William Frederiksen.  Mr. Frederiksen joined Enova Systems on April 2, 2007 as Chief Engineer and progressed to become Vice President and Chief Operating Officer on June 18, 2008. On December 1, 2008, Mr. Frederiksen resigned from his positions with the Company.

EXECUTIVE COMPENSATION

Executive Compensation

The table below summarizes the total compensation paid to or earned by each of the named executive officers for the fiscal years ended December 31, 2008 and 2007:

SUMMARY COMPENSATION TABLE

				Stock	Options	All Other
				Awards	Awards	Compensation
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	($)(A)	($)(B)	($)(C)	Total ($)

Michael Staran	2008	$249,653	—	$107,000	—	$51,911	$408,564
Chief Executive Officer	2007	$206,916	$83,000	$81,780	$12,495	$63,351	$447,542
Jarett Fenton	2008	$183,007	—	—		$14,379	$197,306
Chief Financial Officer	2007	$148,185	$72,000	$22,650	—	$4,816	$247,651
William Frederiksen	2008	$176,678	—	$6,000	—	$58,364	$241,042
Chief Operating Officer	2007	—	—	—	—	—	—

(A)	Stock awards issued to employees as compensation for services are valued at issuance in accordance with FAS 123R.

(B)	Although no options were awarded in 2006 or 2007, the amounts shown are calculated in accordance with SEC rules to reflect previously issued options that vested in 2006 and 2007 as computed in accordance with FAS 123R consistent with the assumptions set forth in Note 12 to the financial statements in the Annual Report on Form 10-K/A filed on October 13, 2009.

(C)	For Mr. Staran, the amount shown attributable to 2008 consists of (i) $35,475 for lease of apartment and related insurance; (ii) $1,490 for apartment utilities; (iii) $729 for auto insurance; (iv) $2,218 value of life insurance premiums paid; and (v) $11,998 in medical insurance premiums. For Mr. Fenton, the amount shown attributable to 2008 consists of (i) $2,218 value of life insurance premiums paid; (ii) $4,020 in medical insurance premiums paid; iii) $6,599 in car allowance and (iv) $1,543 in phone charges. For Mr. Frederiksen, the amount attributable to 2008 consists of: (i) $24,000 for lease of apartment; (ii) $17,885 in medical insurance premiums; (iii) $15,833 in severance benefits and (iv) $646 in phone and utilities charges.

Employment Agreement

Michael Staran

Prior to his appointment as Chief Executive Officer, Mr. Staran’s compensation was governed by a letter agreement executed on March 27, 2007 retroactive to January 22, 2007 when he served as Executive Vice President. Pursuant to the letter agreement, Mr. Staran received an annual salary of $190,000, was eligible to participate in the executive bonus program, received health and life insurance benefits, and received living and transportation reimbursements. We also agreed to issue Mr. Staran 5,000 shares of common stock.

Upon his appointment as Chief Executive Officer on August 28, 2007, the Board of Directors increased Mr. Staran’s annual salary from $190,000 to $235,000 retroactive to July 1, 2007. In addition the Board granted Mr. Staran 6,000 shares of Enova’s common stock.

Effective February 11, 2008, we entered into an employment agreement with Mr. Staran to provide him an annual salary of $250,000 beginning as of January 1, 2008. On October 29, 2008, Mr. Staran was granted 12,000 shares of Enova’s common stock. Pursuant to the February 11, 2008 employment agreement, we leased a car for Mr. Staran’s use and pay for related expenses. Mr. Staran also is entitled to reimbursement for an apartment at the rate of $2,975 per month. The employment agreement further provides for life, medical and disability benefits and 15 days of annual accrued vacation.

Outstanding Equity Awards at 2008 Fiscal Year-End

	Option Awards				Stock Awards
	Number of	Number of			Number of	Market Value of
	Securities	Securities			Shares or Units	Shares or Units
	Underlying	Underlying			of Stock	of Stock
	Unexercised	Unexercised	Option	Option	That Have Not	That Have Not
	Options	Options	Exercise	Expiration	Vested	Vested
Name	(#) Exercisable	(#) Unexercisable	Price	Date	(#)	($)

Michael Staran	23,000	—	$4.35	9/21/2015	50,000	$20,000.00
	33,333	66,667	$3.81	3/23/2018	—	—
Jarett Fenton	23,333	46,667	$3.81	3/23/2018	—	—
William Frederiksen(A)	23,333	46,667	$3.81	3/23/2018	—	—

(A)	Mr. Frederiksen resigned his position as Chief Operating Officer effective December 1, 2008. He was awarded a total of 19,500 shares in 2008, which were issued in the first quarter of 2009. Mr. Frederiksen forfeited his vested options 90 days after his resignation on February 28, 2009.

Current Equity Incentive Plans

We presently have only one active stock-based compensation plan. The 2006 Equity Compensation Plan authorizes the Compensation Committee to grant stock options and other stock awards to employees and consultants, including executives, and such grants are currently approved by the whole board of directors. The determination of whether option grants are appropriate each year is based upon individual measures established for each individual within the subjective determination of the board of directors. Options are not necessarily granted to each executive during each year. Options granted to executive officers generally vest in conjunction with the attainment of the performance goals of the company. In 2008, Mr. Staran and Mr. Fenton were granted 100,000 stock options and 70,000 stock options, respectively, vesting over three years, with the first tranche vested on December 31, 2008 and each year thereafter.

Change of Control and Retirement Arrangements

The terms of his February 11, 2008 employment agreement, as modified on February 17, 2009, with our current Chief Executive provides that in the event Mr. Staran’s employment is terminated by us without cause, he is entitled to receive as severance (i) three months of health benefits, (ii) his contingent bonus, (iii) 18 months payment of his current base salary on a monthly basis and (iv) a relocation allowance of $20,000. If his duties or responsibilities are materially diminished or if he is assigned duties that are demeaning or otherwise materially inconsistent with the duties then currently performed by him, Mr. Staran will have the right to receive the same severance payment as if his employment had been terminated without cause.

On February 17, 2009, the Board of Directors entered into a severance agreement with Jarett Fenton, the Chief Financial Officer of Enova. Mr. Fenton’s agreement provides for a 12 month severance provision. In the event that Mr. Fenton’s employment is terminated by Enova without cause, he is entitled to receive as severance three months of health benefits and 12 months payment of his current base salary, to be paid on a monthly basis. If Mr. Fenton’s duties or responsibilities are materially diminished or he is assigned duties that are demeaning or otherwise materially inconsistent with the duties then currently performed, he will have the right to terminate his agreement and receive the same severance payment as if his employment had been terminated without cause.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth information as to (a) any person, including their address, known to us to own beneficially more than 5% of our voting securities, (b) equity securities beneficially owned by each of our named executive officers and directors; and (c) equity securities beneficially owned by the current executive officers and directors as a group. Beneficial ownership is determined in accordance with the SEC’s Regulation 13D-G. Accordingly, the information below reflects stock options, warrants, and other securities beneficially held by the specified person that may be exercised or converted into common stock within 60 days. Except as indicated in the footnotes to this table and subject to applicable community property laws, the persons named in the table to our knowledge have sole voting and investment power with respect to all shares of securities shown as beneficially owned by them. The information in this table is as of October 1, 2009 based upon an aggregate of 21,095,776 voting shares from (i) 21,012,565 shares of common stock outstanding and (ii) potential conversion of Series A Preferred Stock and Series B Preferred Stock into 83,211 shares of common stock.

Table of Beneficial Ownership

			Percent of
			Common Stock,
			Series A and
			Series B Preferred
	Number of Shares of	Percent of	Stock, and Common Stock
Owner	Common Stock(1)	Common Stock	Voting Together

Jagen, Pty., Ltd.(2)	3,222,222	15.3%	15.3%
9 Oxford Street, South Ybarra 3141 Melbourne, Victoria Australia
Shell Asset Management BV(3)	2,880,000	13.7%	13.7%
Sir Winston Churchillaan 366H, 2285 SJ Rijswijk ZH, The Netherlands
J O Hambro Capital Management Group Limited	2,227,500	10.6%	10.6%
Ground Floor, Ryder Court 14 Ryder Street London, United Kingdom SW1Y 6QB
GAM Holdings AG	1,514,305	7.2%	7.2%
Klaustrasse 10 8008 Zurich, Switzerland
Lehman Brothers Holdings Inc. (in administration)	1,183,700	5.6%	5.6%
Jarett Fenton(5)	51,666	0.2%	0.2%
Michael Staran(6)	158,166	0.8%	0.7%
Bjorn Ahlstrom	67,292	0.3%	0.3%
Malcolm R. Currie	79,960	0.4%	0.4%
Richard Davies(2)(4)	3,222,222	15.3%	15.3%
John J. Micek	79,584	0.4%	0.4%
Roy S. Roberts	47,191	0.2%	0.2%
John R. Wallace	67,884	0.3%	0.3%
Edwin O. Riddell(7)	126,585	0.6%	0.6%
All Executive Officers and Directors as a group	3,900,820	18.5%	18.5%

(1)	Based upon Shareholder Registry records as of October 1, 2009.

(2)	Jagen Pty. Ltd. (Jagen) shares beneficial ownership with Jagen’s controlling shareholder, the B. Liberman Family Trust and its trustee, Jagen Nominees, Pty. Ltd. Mr. Davies is Managing Director for Jagen. Boris and Helen Liberman possess ultimate voting and discretionary authority over the shares.

(3)	Shell Asset Management Company BV manages assets of The Shell Group and its subsidiaries and affiliates, including certain pension plans organized for the benefit of employees of The Shell Group. As such, The Shell Group and such subsidiaries and affiliates, including such pension plans, have the right to the receipt of dividends from, and the proceeds from the sale of, the shares of common stock.

(4)	Mr. Davies has elected not to receive quarterly compensation for his services as director.

(5)	Includes 23,333 shares of common stock underlying stock options that are exercisable within 60 days.

(6)	Includes 56,333 shares of common stock underlying stock options that are exercisable within 60 days.

(7)	Includes 52,222 shares of common stock underlying stock options that are exercisable within 60 days.

(8)	Mr. William Frederiksen resigned as the Chief Operating Officer of Enova on December 1, 2008. He was the beneficial owner of 19,500 shares of common stock awarded in the year ended December 31, 2008 which were issued in the first quarter of 2009.

AIM Ownership Information

In addition to the NYSE Amex, the shares of our common stock also trade on the Alternative Investment Market (AIM) of the London Stock Exchange. The rules of AIM require that persons notify us upon attaining more than 3% of our outstanding common stock. The table below solely reflects information that has been submitted to us and disclosed in a regulatory press release via the AIM since January 1, 2007. The table below is not a substitute for the SEC-mandated table of beneficial ownership above. Because the information speaks only as of the notice date indicated, it may not reflect continuing ownership on or near the record date for the Annual Meeting. The table also does not necessarily reflect all shareholders who may have a greater than 3% ownership in our common stock.

		Common Stock	Percentage
		Owned	Ownership
Owner	Date of Notice	per Notice(A)	per Notice

Jagen PTY Ltd.	September 1, 2009	3,222,222	15.30%
Shell Asset Management Company	July 31, 2008(B)	2,880,000	13.70%
JO Hambro Capital Management Ltd.	April 11, 2007	2,227,500	10.60%
GAM International Management Ltd.	February 11, 2009(C)	1,514,305	7.20%
Lehman Brothers	May 9, 2008	1,183,700	5.60%

(A)	Based on Shareholder Registry records as of October 1, 2009.

(B)	Shell Asset Management Ltd. previously submitted a notice on April 10, 2008 disclosing ownership of 1,500,000 (7.80%) shares of common stock.

(C)	GAM International Management Ltd. previously submitted a notice on January 10, 2007 disclosing ownership of 1,050,000 (7.09%) shares of common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors and beneficial owners of greater than 10% owners of our common stock to file reports of ownership and changes in ownership with the SEC and provide copies to us. Based solely on a review of Section 16 reports and written representations from officers and directors, we believe that during the fiscal year ended December 31, 2008, our officers, directors, and greater than 10% owners timely filed all reports they were required to file under Section 16(a), except: (i) Mr. Staran belatedly reported an April 9, 2008 award of 100,000 options and 75,000 common shares on April 21, 2008 when the due date was April 11, 2008; (ii) Mr. Fenton belatedly reported an April 9, 2008 award of 70,000 options on April 21, 2008 when the due date was April 11, 2008; (iii) Mr. Riddell, a non-executive director, belatedly reported his first quarter stock award of 1,348 shares on April 8, 2008, when it was due on April 2, 2008; (iv) Mr. Micek, a non-executive director, belatedly reported his first quarter stock award of 1,348 shares on April 28, 2008, when it was due on April 2, 2008; (v) each non-executive director, Messrs. Ahlstrom, Currie, Dreyer, Rawlinson, and Wallace, belatedly reported their first quarter stock award of 1,348 shares each on April 4, 2008 when the due date was April 2, 2008.

TRANSACTIONS WITH RELATED PERSONS

Item 404 of Regulation S-K of the SEC rules requires that we disclose any transaction in which a related person has a direct or indirect material interest and where the amount exceeds $120,000. In the fiscal year ended December 31, 2008 and including any currently proposed transaction, there were no transactions that fit the Item 404 criteria.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PMB Helin Donovan LLP served as our registered independent auditor for the most recently completed fiscal year, and has served in that role since its appointment by the Audit Committee on January 31, 2007.

Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Audit Fees

The following table sets forth the aggregate fees billed or to be billed by our principal accountant for the following services for the years ended December 31, 2008 and 2007:

	2008	2007

Audit Fees	$212,000	$236,000
Audit-Related Fees	—	—
Tax Fees	$13,000	$9,800
All Other Fees	—	—
Total	$235,000	$250,000

The tax fees above were pre-approved by our Audit Committee as appropriate, which concluded that the provision of such services by PMB Helin Donovan was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

On January 31, 2007, Enova Systems dismissed Windes & McClaughry Accountancy Corporation (Windes) as our registered public accounting firm and engaged PMB Helin Donovan, LLP as our new independent registered public accounting firm. The decision regarding the end of the Windes engagement and the commencement of the PMB Helin Donovan, LLP engagement was made and approved by the Audit Committee after consideration of our then current needs and position. Concurrent with the change in auditor, we also undertook changes to our finance and operations departments, including a change in our Chief Financial Officer. In light of these organization changes and given the disagreement between us and Windes with respect to the filing of our Form 10-Q for the fiscal quarter ended September 30, 2006 filed November 13, 2006 (the “Form 10-Q”), the Audit Committee believed that engagement of a new auditor would lead to enhanced communications with respect to audit matters.

During the course of its engagement, Windes did not provide an audit report on our financial statements. Therefore, there is no applicable disclosure within the meaning of Item 304(a)(1)(ii) of Regulation S-K.

During our two most recent fiscal years, Enova Systems and Windes had the following three “disagreements” within the meaning of Item 304(a)(1)(iv) of Regulation S-K on matters of accounting principles or practices, financial statement disclosure, or auditing or review scope or procedure, which if not resolved to the satisfaction of Windes would have caused it to make reference to the subject matter of the disagreement in its reports on our financial statements:

First, as reflected in the Current Reports on Form 8-K dated November 29, 2006 and December 5, 2006, Windes and Enova Systems disagreed whether Windes authorized the Form 10-Q filing. After numerous discussions among Windes and us involving management and the Audit Committee, the disagreement was resolved by filing the requisite Item 4.02 Form 8-K and later filing the amended Form 10-Q for the fiscal period ended September 30, 2006 on December 29, 2006 (the “Form 10-Q/A”).

Second, Windes and Enova Systems disagreed whether we followed the appropriate accounting policy and accounting literature to record revenue. This disagreement was resolved upon further analysis and by reversing the recorded revenue and related expenses in the Form 10-Q/A.

Third, Windes and Enova Systems disagreed whether adequate documentation had been produced to support a material debt forgiveness transaction which, although negotiated in the 2005 fiscal year, was completed in the first quarter of the 2006 fiscal year and therefore included in our year-to-date operations. Consistent with the Form 10-Q/A’s Item 4 Controls and Procedures disclosure, we were unable to locate original documentation to support the accounting treatment for the transaction. This disagreement was resolved when we obtained replacement copies to reflect the original documentation and the accounting treatment.

The Audit Committee discussed the subject matter of all three disagreements above with Windes and we authorized Windes to respond fully to inquiries of PMB Helin Donovan, LLP concerning the subject matter of these disagreements.

During our two most recent fiscal years, the following were “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K:

(A) Consistent with the Item 4 Controls and Procedures disclosure in the Form 10-Q/A, Windes advised that material weaknesses existed in our internal controls, and thereby our financial statement preparation and disclosure, regarding the (i) correct application of relevant accounting standards; (ii) ability to produce original documentation to support an accounting treatment; and (iii) internal and external communication by us in ensuring there was appropriate independent accountant review and authorization to file periodic reports such as the Form 10-Q for the fiscal period ended September 30, 2006.

(B) Given the three disagreements cited above, Windes expressed concern about its ability to rely on management representations. As a result, consistent with its Item 4 Controls and Procedures disclosure in the Form 10-Q/A, we agreed to dedicate additional time and resources to internal control matters and specifically agreed to (1) retain a consultant to review our accounting, documentation, and internal control policies and (2) implement more stringent oversight policies to ensure proper auditor authorization is received prior to making SEC filings.

(C) Given the third disagreement cited above with respect to adequate documentation, Windes further advised us it would need to expand significantly the scope of its audit within the meaning of Item 304(a)(1)(v)(C) to ensure that proper and sufficient documentation existed to support accounting conclusions reached in prior fiscal periods including the cited debt forgiveness transaction.

During the two most recent fiscal years, we did not consult with PMB Helin Donovan, LLP regarding (1) the application of accounting principles to a specified transaction, whether completed or proposed, (2) the type of audit opinion that might be rendered with respect to our financial statements, or (3) any matter that was either the subject of a “disagreement” or a “reportable event” as those terms are defined in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviews our financial reporting process on behalf of the Board of Directors. Management has primary responsibility for this process, including our system of internal controls, and for the preparation of our consolidated financial statements in accordance with generally accepted accounting principles. Our independent auditors, and not the Audit Committee, are responsible for auditing and expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles.

The Audit Committee reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2008 with management and the independent auditors. The Audit Committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 114, (The Auditor’s Communication with Those Charged with Governance), as amended. In addition, the Audit Committee received from the independent auditors the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding independent auditor’s communications with the

Audit Committee concerning independence and discussed with the independent auditors their independence from Enova Systems and its management.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in our Annual Report on SEC Form 10-K/A for the year ended December 31, 2008 for filing with the SEC.

Submitted by the Audit Committee

John J. Micek (Chair)
Bjorn Ahlstrom
Roy S. Roberts

The material in the Report of the Audit Committee is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing by Enova Systems under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

ADDITIONAL INFORMATION

Shareholder Proposals for Annual Meetings

Proposals of shareholders intended to be presented at the next annual meeting must be received by us at our offices at Enova Systems, Inc., 1560 West 190th Street, Torrance, California 90501, Attention: Secretary, no later than July 13, 2010, a date not less than one hundred twenty (120) days prior to the one year anniversary of our initial mailing to shareholders of this proxy statement. Any shareholder proposals must satisfy the conditions established by the SEC for inclusion in our proxy materials.

Annual Meeting Date

On December 4, 2007, the Board amended the Bylaws to permit the Board to set the date of the annual meeting. On May 8, 2008, we held an annual meeting for the fiscal year ended December 31, 2007. The annual meeting for the fiscal year ended December 31, 2008 is the subject of this Proxy Statement and is scheduled for December 8, 2009.

Annual Report to Shareholders

Our 2008 Annual Report on Form 10-K/A, including financial statements for the fiscal year ended December 31, 2008, is being mailed to shareholders concurrently with this proxy statement. The Annual Report, however, is not part of the proxy solicitation material. A copy of our Annual Report on Form 10-K/A filed with the SEC may be obtained free of charge by writing to Enova Systems, Inc., 1560 West 190th Street, Torrance, California 90501, Attention: Chief Financial Officer or by accessing the “Investor Relations” section of our website (www.enovasystems.com).

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com . ENOVA SYSTEMS, INC. Annual Meeting of Shareholders December 8, 2009 10:00 AM Local Time This proxy is solicited by the Board of Directors The undersigned shareholder of Common Stock and/or Series A and/or Series B Preferred Stock of Enova Systems, Inc., a California corporation (the “Company”) hereby appoints Michael Staran and Jarett Fenton and each of them, as proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Shareholders to be held at Enova Systems, Inc.’s principal executive office, located at 1560 West 190th Street, Torrance, California 90501 on December 8, 2009, 10:00 a.m. local time, and any adjournments or postponements thereof (the “Annual Meeting”), to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Annual Meeting and otherwise to represent the undersigned with all of the powers the undersigned would possess if personally present at the Annual meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders and of the Proxy Statement, the terms of each of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to the Annual Meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. R2.09.05.010 00000314842 Continued and to be signed on reverse side

VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ENOVA SYSTEMS, INC. 1560 WEST 190TH STREET Electronic Delivery of Future PROXY MATERIALS TORRANCE, CA 90501 If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All To withhold authority to vote for any All All Except individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends that you nominee(s) on the line below. vote FOR the following: 0 0 0 1. Election of Directors Nominees 01 Richard Davies 02 John J. Micek 03 Edwin O. Riddell 04 Roy S. Roberts 05 Michael Staran 06 John R. Wallace The Board of Directors recommends you vote FOR the following proposal(s): For Against Abstain 2 To ratify the selection of PMB Helin Donovan, LLP as the Company’s independent auditors for the year ending December 31, 0 0 0 2009. 3 To approve a potential issuance of up to 10,347,960 shares of common stock in accordance with a Purchase Agreement and 0 0 0 Placing Agreement each dated October 29, 2009. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Yes No R2.09.05.010 Please indicate if you plan to attend this meeting 0 0 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or 00000314841 partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date